Exhibit 5.1

[Letterhead of Willkie Farr & Gallagher LLP]

December 12, 2012

Ventas, Inc., on behalf of the Registrants
353 North Clark Street, Suite 3300
Chicago, Illinois 60654

Re:                          Offering of 2.00% Senior Notes due 2018 and 3.25% Senior Notes due 2022

Ladies and Gentlemen:

We have acted as counsel to Ventas, Inc., a Delaware corporation (“Ventas”), Ventas Realty, Limited Partnership, a Delaware limited partnership (“Ventas LP”), Ventas Capital Corporation, a Delaware corporation (“Ventas Capital” and, together with Ventas LP in their capacity as joint issuers, the “Joint Issuers” and, together with Ventas and Ventas LP, the “Registrants”), in connection with the sale by the Joint Issuers of an aggregate of $700,000,000 of the Joint Issuers’ 2.00% Senior Notes due 2018 (the “2018 Notes”) and the sale by the Joint Issuers of an aggregate of $225,000,000 of the Joint Issuers’ 3.25% Senior Notes due 2022 (the “2022 Notes” and, together with the 2018 Notes, the “Notes”), pursuant to those certain Underwriting Agreements, dated December 6, 2012, by and among the Registrants and Barclays Capital Inc. and Citigroup Global Markets Inc. as representatives of the underwriters named therein (the “Underwriting Agreements”).  The 2018 Notes will be issued under an Indenture, dated as of September 19, 2006, as supplemented by the Eighth Supplemental Indenture, to be dated as of December 13, 2012 (as supplemented, the “2018 Indenture”), among Ventas, the Joint Issuers and U.S. Bank, National Association, as trustee, and will be guaranteed by the guarantee of Ventas (the “2018 Guarantee”). The 2022 Notes will be issued under an Indenture, dated as of September 19, 2006, as supplemented by the Seventh Supplemental Indenture, dated as of August 3, 2012, (as supplemented, the “2022 Indenture” and together with the 2018 Indenture, the “Indentures”), among Ventas, the Joint Issuers and U.S. Bank, National Association, as trustee, and will be guaranteed by the guarantee of Ventas (the “2022 Guarantee”).  The Notes are being offered pursuant to Rule 415 under the Securities Act of 1933, as amended (the “Securities Act”). This opinion is being delivered in connection with (i) that certain Registration Statement on Form S-3 (File No. 333-180521), as amended, originally filed with the Securities and Exchange Commission (the “Commission”) on April 2, 2012, which Registration Statement became automatically effective upon filing (the “Registration Statement”), and (ii) a Prospectus Supplement, dated December 6, 2012 (the “Prospectus Supplement”), filed with the Commission pursuant to Rule 424 under the Securities Act, which supplements the prospectus contained in the Registration Statement.

Ventas, Inc., on behalf of the Registrants

December 12, 2012

We have examined such documents as we have considered necessary for purposes of this opinion, including (i) the Registration Statement, (ii) the Prospectus Supplement, (iii) the Indentures, (iv) the certified copies of respective certificates of incorporation (or equivalent), as amended, and by-laws (or equivalent) of Ventas and the Joint Issuers, (v) the Underwriting Agreements, (vi) the forms of global certificates evidencing the Notes, (vii) the form of notation of the 2018 Guarantee,  (viii) the notation of the 2022 Guarantee and (ix) such other documents and matters of law as we have deemed necessary in connection with the opinions hereinafter expressed.

As to questions of fact material to the opinions expressed below, we have relied without independent check or verification upon certificates and comparable documents of public officials and officers and representatives of the Registrants and statements of fact contained in the documents we have examined.  In our examination and in rendering our opinions contained herein, we have assumed (i) the genuineness of all signatures of all parties; (ii) the authenticity of all corporate records, documents, agreements, instruments and certificates submitted to us as originals and the conformity to original documents and agreements of all documents and agreements submitted to us as conformed, certified or photostatic copies; (iii) the due organization, valid existence and good standing of all parties (other than Ventas and the Joint Issuers) under all applicable laws; (iv) the legal right and power of all parties (other than Ventas and the Joint Issuers) under all applicable laws and regulations to enter into, execute and deliver such documents, agreements and instruments; (v) the due authorization, execution and delivery of the Registration Statement and due authorization of all documents, agreements and instruments (including the Indentures) by all parties thereto (other than Ventas and the Joint Issuers) and the binding effect of such documents, agreements and instruments on all parties (other than Ventas and the Joint Issuers); (vi) that all consents, approvals and authorizations by any governmental authority required to be obtained by all parties (other than Ventas and the Joint Issuers) have been obtained by such parties; and (vii) the capacity of natural persons.

A.                                Based on the foregoing, and subject to the qualifications and assumptions set forth herein, we are of the opinion that:

1.                                    The 2018 Indenture has been duly authorized and, when duly executed and delivered, will constitute the valid and legally binding obligation of the Joint Issuers and Ventas, enforceable against the Joint Issuers and Ventas in accordance with the terms thereof.  The 2022 Indenture has been duly authorized and constitutes the valid and legally binding obligation of the Joint Issuers and Ventas, enforceable against the Joint Issuers and Ventas in accordance with the terms thereof.

2.                                    The Notes have been duly authorized and, when they have been duly executed and authenticated in accordance with the provisions of the Indentures, as applicable, and delivered to and paid for by the underwriters in accordance with the terms of the Underwriting Agreements, will constitute valid and legally binding obligations of the Joint Issuers, enforceable against the Joint Issuers in accordance with the terms thereof, entitled to the benefits of the Indentures.

Ventas, Inc., on behalf of the Registrants

December 12, 2012

3.                                    The 2018 Guarantee has been duly authorized and, when it has been duly endorsed, the 2018 Guarantee will constitute a valid and legally binding obligation of Ventas, enforceable against Ventas in accordance with the terms thereof, entitled to the benefits of the 2018 Indenture.  The 2022 Guarantee has been duly authorized and constitutes the valid and legally binding obligation of Ventas, enforceable against Ventas in accordance with the terms thereof, entitled to the benefits of the 2022 Indenture.

B.                                 The foregoing opinions are subject to the following assumptions, qualifications and exceptions:

1.                                    The opinions expressed herein are limited to the laws of the State of New York, the General Corporation Law of the State of Delaware, the Delaware Revised Uniform Limited Partnership Act (including the statutory provisions, all applicable provisions of the Delaware Constitution and reported judicial decisions interpreting the foregoing) and the Federal laws of the United States as in effect on the date of this letter and typically applicable to transactions of the type contemplated in this letter and to the specific legal matters expressly addressed herein, and no opinion is expressed or implied with respect to the laws of any other jurisdiction or any legal matter not expressly addressed herein.

2.                                    The opinions set forth above are qualified in that the legality or enforceability of the documents referred to therein may be (a) subject to applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ rights generally, (b) limited insofar as the remedies of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and the discretion of the court before which any enforcement thereof may be sought, and (c) subject to general principles of equity (regardless of whether enforceability is considered in a proceeding at law or in equity) including principles of commercial reasonableness or conscionability and an implied covenant of good faith and fair dealing.  Insofar as provisions of any of the documents referenced in this letter provide for indemnification or contribution, the enforcement thereof may be limited by public policy considerations.

3.                                    We express no opinion as to provisions of the documents referenced in this letter insofar as such provisions relate to (i) the subject matter jurisdiction of a United States Federal court to adjudicate any controversy relating to such documents, (ii) the waiver of inconvenient forum with respect to proceedings in any such United States Federal court, (iii) the waiver of right to a jury trial, (iv) the validity or enforceability under certain circumstances of provisions of the documents with respect to severability or any right of setoff or (v) limitations on the effectiveness of oral amendments, modifications, consents and waivers.

Ventas, Inc., on behalf of the Registrants

December 12, 2012

4.                                    This letter speaks only as of the date hereof and is limited to present statutes, regulations and administrative and judicial interpretations.  We undertake no responsibility to update or supplement this letter after the date hereof.

Ventas, Inc., on behalf of the Registrants

December 12, 2012

We hereby consent to the filing of this letter with the Commission as an exhibit to Ventas’s Current Report on Form 8-K and to the reference to our firm under the caption “Legal Matters” in the Prospectus Supplement.  In giving such consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Act.

Very truly yours,

/s/ Willkie Farr & Gallagher LLP